UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Flexion Therapeutics, Inc. (“Flexion”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2016. At the Annual Meeting, Flexion’s stockholders (i) elected two directors to serve on Flexion’s Board of Directors (the “Board”) until Flexion’s 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or, if sooner, until their death, resignation or removal, and (ii) ratified the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2016. There were 21,570,395 outstanding shares eligible to vote as of April 19, 2016, the record date for the Annual Meeting.

The directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	For	Withheld	Broker Non-Votes
Scott A. Canute	12,220,478	3,186,875	4,582,090
Samuel D. Colella	13,620,392	1,786,961	4,582,090

The proposal to ratify the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2016 received the following votes:

For	Against	Abstentions	Broker Non-Votes
19,983,629	3,301	2,513	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: June 16, 2016	By:	/s/ Frederick W. Driscoll
Frederick W. Driscoll
Chief Financial Officer